EXHIBIT  10.12


                           RESTRICTED STOCK AGREEMENT
                           --------------------------


THIS AGREEMENT, dated as of July 1, 2002 (the "Grant Date") by and between WorldWater Corp. and Quentin T. Kelly (the "Grantee"), is entered into as follows:

WHEREAS, the Compensation Committee of the Board of Directors of the Company determined that the Employee be granted shares of the Company's $.001 par value Common Stock subject to the restrictions stated below, as reflected in the Employment Agreement Amendment dated July 1, 2002 by and between the Employee and the Company and as hereinafter set forth:

1. Grant of Restricted Stock. Subject to the restrictions contained in this agreement (the "Agreement") WorldWater Corp. (the "Company") hereby grants to Quentin T. Kelly (the "Grantee"), effective July 1, 2002 (the "Grant Date"), 1,000,000 shares of restricted Common Stock (the "Shares"). The Board has determined that the fair market value of the Common Stock of the Company on the Grant Date is $0.15 per share.

2. Vesting. Provided that Grantee remains an Employee or member of the Board of Directors of the Company, Grantee shall become vested in 20% of the Shares upon each anniversary of the Grant Date, so that the Grantee shall be 100% vested in 5 years.

3. Termination of Award. If the Grantee's employment or Board membership is terminated for any reason, unless otherwise determined by the Compensation
Committee,  the  Grantee  will  forfeit  any  unvested  shares.

4. Non-transferability of Award. The Grantee may not transfer either this award or any Shares acquired pursuant to this award except in accordance with the terms of this Agreement or by will or the laws of descent and distribution; provided that, Grantee may gift the Shares, or some portion of the Shares, to an immediate family member, to a trust for the benefit of such persons, or to a partnership in which only such persons are partners. Any transferee of Shares must agree in writing, on a form prescribed by the Company, to be bound by all provisions of this Agreement and the Plan, and following any such transfer, the terms of the grant shall remain the same except that the transferee shall be considered the Grantee. The transferability of such Shares shall also be limited by any legend on the certificate(s) representing such Shares restricting the transferability of the Shares.

5. Right to Vote and to Receive Dividends. The Grantee will have the right to vote unvested Shares and receive any dividends or other distributions paid on unvested Shares.

6. Taxes. The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation.

7. Amendments. The Board may from time to time amend the terms of this Agreement to the extent it deems appropriate; provided that any amendment adverse to the Grantee shall be effective only if consented to by the Grantee in writing.

8. Grant Not to Affect Employment or Service. The Shares granted hereunder shall not confer upon Grantee any right to continue in the employment or service of the Company, its Subsidiaries or Affiliates.

9. Securities Laws. The Board may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that all rights granted under this Agreement satisfy the requirements of applicable securities laws.

10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

11. Governing Law. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

WorldWater  Corp.
Compensation  Committee
By:  Dr.  Davinder  Sethi           By:  Joseph  Cygler


/s/ Davinder Sethi                 /s/ Joseph Cygler

I have read the above Agreement and hereby accept the above award and the terms and conditions of this agreement and I agree to be bound thereby and by the actions of the Board.

Recipient
By:  Quentin  T.  Kelly


/s/ Quentin T. Kelly